As filed with the Securities and Exchange Commission on
                                                                 February 3,1997
                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KOGER EQUITY, INC.
               (Exact name of issuer as specified in its charter)

             FLORIDA                                         59-2898045
(State or other  jurisdiction of                          (I.R.S.  Employer
incorporation or organization)                           Identification No.)

            3986 BOULEVARD CENTER DRIVE, JACKSONVILLE, FLORIDA 32207
                                 (904) 398-3403
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

    VICTOR A. HUGHES, JR.                              W. LAWRENCE JENKINS
 Chairman of the Board and                       Vice President/Administration
  Chief Executive Officer                           and Corporate Secretary
3986 Boulevard Center Drive                       3986 Boulevard Center Drive
Jacksonville, Florida 32207                      Jacksonville, Florida  32207
      904/398-3403                                        904/398-3403
 (Name, address and telephone number, including area code of agents for service)
                                   Copies to:
                         HAROLD F. McCart, Jr., ESQUIRE
                                 Boling & McCart
                          (a professional association)
                        Suite 700, 76 South Laura Street
                           Jacksonville, Florida 32202
                              ---------------------
          Approximate dates of commencement of proposed sale to public:
             As soon as practicable after the effective date of this
                             Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.                                 [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of                            Maximum         Maximum         Amount
Securities          Amount          Offering        Aggregate       of
    to be           to be           Price Per       Offering        Registration
Registered          Registered      Share(1)        Price(1)        Fee
--------------------------------------------------------------------------------
Common
Stock, Par
Value $.01           500,000        $18.00       $9,000,000.0       $2,727.00*
Per Share
--------------------------------------------------------------------------------
(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. Based on the closing price of the Common Stock reported for January 29, 1997 by the American Stock Exchange.

PROSPECTUS
----------

                                 500,000 Shares
                                       of
                               KOGER EQUITY, INC.
                                  Common Stock

Dividend Reinvestment Plan

        The Dividend Reinvestment Plan (the "Plan") of Koger Equity, Inc. (the "Company") provides holders of shares of the Company's Common Stock, par value, $.01 per share, (the "Common Stock") with a simple and convenient method of purchasing additional shares of the Common Stock without payment of any brokerage commission or service charge. Owners of shares of Common Stock, either of record and/or in the Company's Plan account, may participate in the Plan.

        Participants in the Plan may have all or a part of their cash dividends on their shares of the Company's Common Stock automatically reinvested.

        The price of shares of Common Stock purchased pursuant to the Plan will be the price paid by the Plan Administrator in the open market or in negotiated transactions or based on the market price when shares are purchased from the Company.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL
  OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

        This Prospectus relates to 500,000 shares of Common Stock of the Company registered for purchase under the Plan. These shares have been listed, or approved for listing, when issued, for trading on the American Stock Exchange. It is suggested that this Prospectus be retained for future reference.

                The date of this Prospectus is February 3, 1997.

                              AVAILABLE INFORMATION

        Koger Equity, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-3 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Shares to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares to which this Prospectus relates, reference is made to the Registration Statement, including the exhibits thereto, which may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement filed with the Commission, each statement being qualified in all respects by such reference.

        The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York at 75 Park Place, New York, New York 10007 and Chicago at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements  and  other  information  regarding  the  Company  that it has  filed electronically with the Commission. The address of the Web site is http://www.sec.gov. The Shares of Common Stock are listed on the American Stock Exchange, and in connection therewith the Company files reports with the American Stock Exchange, which reports, along with other information concerning the Company, are available for inspection at 86 Trinity Place, New York, New York 10006-1881.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, filed by the Company with the Securities and Exchange Commission under the Commission File No. 1-9997, are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act;
         (2) The Company's definitive proxy statement, dated March 18, 1996, filed pursuant to Section 14 of the Exchange Act relating to its Annual Meeting of Shareholders held on May 7, 1996;
         (3) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996, filed pursuant to Section 13 of the Exchange Act;

         (4)    Current Report on Form 8-K, dated August 16, 1996;
         (5)    Current Report on Form 8-K, dated August 22, 1996, as amended by
                Current Report on Form 8-K/A, dated August 22, 1996; and
         (6)    Description  of the  shares of  Common  Stock  contained  in the
                Company's registration statement filed pursuant to Section 12(b) of the Exchange Act on Form 8-A dated July 12, 1988, and any amendment thereto or reports filed for the purpose of updating such description.
         (7) Description of Common Stock Rights contained in the Company's registration statement filed on Form 8-A, dated September 30, 1990, as amended on Form 8- A/A, dated December 21, 1993 and on Form 8-A/A, dated November 7, 1996.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to W. Lawrence Jenkins, Vice President/Administration and Corporate Secretary, Koger Equity, Inc., 3986 Boulevard Center Drive, Jacksonville, Florida 32207, telephone number (904) 398-3403.

                                   THE COMPANY

         The Company is a self-administered and self-managed equity real estate investment trust (a "REIT") which develops, owns, operates and manages suburban office centers in the southeastern and southwestern United States. The Company's objectives are to create recurring revenues from the rental of its developed properties. As of December 31, 1996, the Company's portfolio consisted of 215 office buildings (each an "Office Building") in 17 office centers (each a "Koger Center") located in 13 metropolitan areas throughout the Southeast and Southwest. The Office Buildings contain approximately 7.7 million net rentable square feet.

         The principal executive offices of the Company are located at 3986 Boulevard Center Drive, Jacksonville, Florida 32207, and its telephone number is
(904) 398-3403.

                           DIVIDEND REINVESTMENT PLAN

Description of the Plan

         The following is a description of the provisions of the Plan in a question and answer format and constitutes the terms of the Plan.

Purpose

1.  What is the purpose of the Plan?

         The purpose of the Plan is to provide all record owners of shares of the Company's Common Stock with a simple and convenient way to invest all or a part of their cash dividends in shares of Common Stock without payment of any brokerage commission or service charge. The shares of Common Stock will be purchased by the Plan Administrator, either in the open market or negotiated transactions or directly from the Company from its authorized but unissued Common Stock or from shares held as Company treasury stock.

Advantages

2.  What are the advantages of the Plan?

         The Plan provides shareholders of record with a convenient, systematic method of purchasing additional shares of the Company's Common Stock. Participants in the Plan may: (a) purchase shares of Common Stock with reinvested dividends; (b) have dividends invested in Common Stock without any charges for brokerage commissions or record keeping; (c) derive full investment use of funds, as the Plan provides for fractions of shares to be credited to Participants' accounts; and (d) protect against the loss, theft or destruction of stock certificates through the Plan's safekeeping feature for both Plan shares and any certificated shares held by the participant which the Participant deposits into his plan account. In addition, cumbersome safekeeping requirements and record keeping costs are eliminated through the free custodial service and reporting provisions of the Plan.

Administration

3.  Who administers the Plan?

         First Union National Bank of North Carolina (the "Plan Administrator"), Charlotte, North Carolina, or such other bank or trust company as the Company may from time to time designate as Plan Administrator for the participating shareholders, administers the Plan for Participants, keeps records, sends Statements of Accounts to Participants and performs other duties relating to the Plan. The Plan Administrator purchases shares of Common Stock and credits the shares to the accounts of the individual Participants. Shares of Common Stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each Participant in the Plan.

 Any questions or correspondence should be directed to:

         First Union National Bank of North Carolina
         Shareholder Services Group
         Dividend Reinvestment Area
         Two First Union Center
         Charlotte, North Carolina 28288-1153
         Telephone Number - (800) 829-8432

Participation

4.  Who is eligible to participate?

         All record holders of Common Stock may become Participants in the Plan. A record holder may participate in the Plan with respect to all or any portion of the shares of the Common Stock registered in his or her name ("Participating Shares"). To be eligible to participate in the Plan, a beneficial owner whose shares are held in a name other than his or her own (e.g., in the name of a broker or bank nominee) must either (i) become a stockholder of record by having such shares transferred into his or her name, or (ii) make appropriate arrangements with his or her nominee to participate on behalf of the beneficial owner. Otherwise, those beneficial owners who are not holders of record of Participating Shares will not be eligible to participate in the Plan. The Company reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's judgment, result in excessive cost or burden on the Company. In addition, the Company may refuse participation in the Plan to Stockholders residing in states whose securities laws do not exempt offers and sales pursuant to the Plan from registration.

5.  How does an Eligible Shareholder participate?

         An Eligible Shareholder may elect to become a participant in the Plan ("Participant") by returning to the Plan Administrator a properly completed Authorization Card. The completed Authorization Card appoints the Plan Administrator as agent for the Participant and:

         (a) authorizes the Company to pay to the Plan Administrator for the Participant's account all or a part of the cash dividends payable on the Common Stock which the Participant has enrolled in the Plan; and
         (b) authorizes the Plan Administrator as agent to retain for credit to the Participant's account any cash dividends and any shares of Common Stock distributed as non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to the Participant's account, and to distribute to the Participant any other non-cash dividend paid on such Plan Shares; and
         (c) authorizes the Plan Administrator as agent to apply such cash dividends to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

6.  When may an Eligible Shareholder join the Plan?

         An Eligible Shareholder may join the Plan at any time. Once you become a Participant in the Plan, you will remain a Participant until you discontinue your participation or until all shares are removed from your Plan Account.

         If an Authorization Card specifying reinvestment of dividends is received by the Plan Administrator on or before the fifth business day preceding the record date established for a particular dividend, reinvestment will commence with that dividend.

         Dividend payment dates are anticipated to be in February, May, August and November each year. The record date is usually set to be approximately thirty days prior to the date the dividend is payable. Actual dividend record and payment dates are established by the Company's Board of Directors.

         If the Authorization Card is received after the fifth business day preceding the record date established for a particular dividend, the reinvestment of dividends may not begin until the dividend payment date following the next record date, as applicable.

7.  What does the Authorization Card provide?

         The authorization Card provides for the purchase of additional shares of Common Stock through the following investment option:

         The Dividend Reinvestment feature directs the Plan Administrator to invest, in accordance with the Plan, your cash dividends on all or a part of the shares, as you direct, then or subsequently registered in your name, and on all shares held for your benefit in your Plan account.

         Cash dividends on all of the shares held by the Plan Administrator in your account under the Plan will be reinvested in accordance with the Plan.

8. How does a Participant specify the amount of dividends to be reinvested in additional shares and the amount of dividends to be paid in cash?

         The Authorization Card provides all Participants with the option of allocating the dividends earned on their shares of record so that a portion of the dividends will be applied to the Plan to purchase additional shares and a portion of the dividends will be paid to the shareholder by check.

9.  What dividends will be credited to the Participant's Plan account?

         After timely receipt of the properly completed Authorization Card, the Plan Administrator, as agent for the Participant, will open an account under the Plan and will credit to such account:

         (a) all cash dividends received by the Plan Administrator from the Company on those shares of Common Stock registered in the Participant's name and specified by the Participant to be enrolled in the Plan; (b) all cash dividends received by the Plan Administrator on any full or fractional Plan Shares credited to the Participant's account; (c) all full or fractional Plan Shares purchased for the Participant's account after making appropriate deduction for the purchase price of such shares;

         (d)    any  shares of Common  Stock  distributed  by the  Company  as a
                dividend  or   otherwise   on  Plan   Shares   credited  to  the
                Participant's account; and

         (e) any shares of Common Stock transferred by the Participant pursuant to the Plan.

10.  How may a Participant change investment features under the Plan?

         As a Participant, you may change your participation in the dividend reinvestment feature at any time by completing a new Authorization Card and returning it to the Plan Administrator.

Costs

11. Are there any expenses to Participants in connection with purchases under the Plan?

         Participants will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.

         If a shareholder's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee in connection with the purchases under the Plan. Any such commissions or fees will be the responsibility of such shareholder.

         If a Participant requests that the Plan Administrator sell shares credited to his or her account under the Plan (as described in Question 18 below), the Participant will pay brokerage commissions and transfer taxes in connection with such sale.

Purchases

12.  How many shares of Common Stock will be purchased for Participants?

         The number of shares to be purchased cannot be specified by the Participant since it depends on the amount of your dividends and the purchase price of the Common Stock. Your account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total dividend to be invested divided by the purchase price per share.

13. When and at what price will shares of Common Stock be purchased under the Plan?

         Cash dividends credited to a Participant's account will be commingled with the cash dividends credited to all accounts under the Plan.

         In the case of purchases in the open market or in negotiated transactions, the price at which the Plan Administrator shall be deemed to have acquired shares for the Participant's account shall be the average market price of all shares purchased by it as agent for all Participants with the proceeds of a single cash dividend.

         In the case of purchases from the Company, the price shall be the closing price of the Common Stock as reported on the American Stock Exchange on the date of purchase.

         If shares are purchased in the open market and from the Company, the shares will be deemed to have been acquired at the average price of all shares purchased by the Plan Administrator.

         A Participant's account will be credited with fractional shares computed to three decimal places. All dividends will be held pending investment in a non-interest bearing account maintained by the Plan Administrator. Purchases of shares from the Company will be made by the Agent for a participant's account effective as of the close of business on the applicable dividend payment date. Purchases of Shares in the open market will be made by the Agent on or as soon as is reasonably practicable (and in no event later than 30 days) after the applicable dividend payment date, subject to all applicable federal securities laws and regulations and stock exchange rules and regulations. All open market purchases shall be made on such terms as to price, delivery or otherwise as the Agent may reasonably determine, and may be made through a brokerage firm affiliated with the Agent. Dividend and voting rights will commence with respect to Plan Shares upon settlement of the Agent's purchases under the Plan.

         The Company has directed First Union to process all purchases and sales for the Plan through First Union Brokerage Services, Inc. First Union Brokerage Services, Inc. has agreed to process all purchases and sales of stock for the Plan on a non profit basis and will charge fees only to the extent necessary to cover its cost in effecting the trade. In addition, no minimum fee will be applied to any transaction.

         If the Company elects to sell shares to the Plan Administrator, it must notify the Plan Administrator of its election to sell at least ten days prior to the investment date.

         Since purchase prices for the Common Stock are established on the dates of purchase, a shareholder loses any advantages otherwise available from being able to select the timing of investments. Shareholders should recognize that neither the Company nor the Plan Administrator can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan. Neither the Company nor the Agent will have any liability to participants in connection with the timing of purchases, the price at which Shares are purchased or the failure to make purchases at any time because of applicable legal restrictions.

Reports to Participants

14. What kind of reports will be sent to Participants in the Plan?

         As soon as practicable after each purchase, a Participant will receive a Statement of Account from First Union which shall include information concerning the effective purchase price and the number of shares acquired. These statements are a cumulative record of the shares purchased under the Plan and the last statement in each calendar year should be retained for tax purposes. In addition, each Participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax reporting purposes.

Dividends

15. Will Participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. As the record holder for the shares held in Participants' accounts under the Plan, the Plan Administrator will receive dividends for all such shares held on the dividend record dates, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of Common Stock.

Certificates for Shares

16. Will certificates be issued for shares of Common Stock purchased under the Plan?

         Unless requested, the Company will not issue to Participants certificates for shares of Common Stock purchased under the Plan. Your shares will be held in the name of the Plan Administrator or its nominee. The number of shares purchased for your account under the Plan will be shown on your Statement of Account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to your account under the Plan will be issued to you upon your written request. If you are reinvesting cash dividends with respect to the shares registered in your name, cash dividends with respect to shares withdrawn from your account will continue to be reinvested unless you thereafter submit a signed written request canceling or changing your dividend reinvestment participation. Dividends on any full or fractional share remaining in your account will also continue to be reinvested.

         The Company and Plan Administrator, at their discretion, may terminate any account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share. Certificates for fractions of shares will not be issued.

         Accounts under the Plan will be maintained in the names in which certificates of the Participants were registered at the time the Participants entered the Plan. Should you want your shares reregistered or issued in a different name or should you want to change the name in which your account is maintained you must so indicate in a written request and comply with any applicable transfer requirements.

Withdrawal of Shares in Plan Accounts.

17.  How may a Participant withdraw shares purchased under the Plan?

         You may withdraw all or a portion of the shares from your Plan account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of whole shares to be withdrawn. Certificates for the whole shares of Common Stock so withdrawn will be issued to you. In no case will certificates for fractional shares be issued. If you are reinvesting dividends on shares registered in your name, dividends with respect to shares withdrawn from your account will continue to be reinvested unless you thereafter submit a signed written request canceling your participation in the dividend reinvestment feature of the Plan.

18.  How may a Participant sell, pledge or assign shares held in the Plan?

         A Participant who desires to sell shares of Common Stock in a Plan account must request that certificates for such shares be issued in the Participant's name or, as an alternative, may request in writing, signed by all persons whose names appear on that account, the Plan Administrator to sell whole shares credited to his or her account under the Plan. If a Participant requests that the Plan Administrator sell shares credited to his or her Plan account, the Plan Administrator will use its best efforts to make the sale in the open market within ten (10) trading days after receipt of the written request. The Participant will receive the proceeds of the sale minus any brokerage commissions and transfer taxes. No Participant has the authority or power to direct the date or sale price at which the Common Stock may be sold by the Plan Administrator under this alternative.

         Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken.

         A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk that the price of the Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sales will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is normally three business days after the sale of the shares.

         All  information  relating  to the sale of  shares  in the Plan will be
reported  to  the  Internal   Revenue  Service   pursuant  to  applicable  legal
requirements.

         A Participant may not pledge or assign shares credited to a Plan account. Any such purported pledge or assignment will be void. If a Participant wants to pledge or assign such shares, the Participant must request that a certificate for such shares be issued in the Participant's name.

19. May a Participant deliver certificates representing shares of Common Stock in his or her possession to the Plan Administrator for safekeeping in his or her account maintained as part of the Plan?

         Yes. Interested Participants should request the necessary forms from the Plan Administrator.

20. What happens to the fraction of a share when a Participant withdraws all shares from the Plan?

         If a Participant's account contains a fractional share for which withdrawal is requested, the Plan Administrator will make a cash payment based on the sale price of the Common Stock on the date the fractional share is sold by the Plan Administrator.

21. What happens to a Participant's Plan account if shares of Common Stock in the Participant's own name are transferred or sold?

         If you dispose of all shares of Common Stock registered in your own name, the Plan Administrator will continue to reinvest the dividends on the shares held in your Plan account until you notify the Plan Administrator that you wish to withdraw such shares from your account.

Discontinuance of Dividend Reinvestment

22. How does a Participant discontinue the reinvestment of dividends under the Plan?

         A Participant may discontinue participation under the Plan as to any or all of his or her Plan Shares by notifying the Plan Administrator in writing. A request to terminate participation in the Plan must be received by the Plan Administrator at least five business days prior to the next upcoming record date prior to a dividend payment date, in which case, all dividends thereafter will be paid in cash to the Participant. If the request to terminate participation in the Plan is received on or after such date, any cash dividend paid on the dividend payment date following such record date will be reinvested and credited to the Participant's account in accordance with the Participant's previous instructions under the Plan. The request to terminate will then be processed as promptly as possible following such dividend payment date and, thereafter, all dividends will be paid in cash to the Participant.

         If a Participant discontinues participation in the Plan as to all of his or her shares and less than five shares remain in such Participant's account, the Company shall have the right, but shall not be obligated, to issue certificates for such shares and liquidate any fractional interest in accordance with provisions of the Plan.

Other Information

23. What happens if the Company declares a stock split, issues a stock dividend or has a Common Stock rights offering?

         Any shares resulting from stock splits or stock dividends with respect to shares of Common Stock, both full and fractional, credited to Participants' Plan accounts, will be added to their accounts. Participation in any rights offering will be based upon both the shares of Common Stock registered in Participant's names and the shares (including fractional shares) credited to Participants' Plan accounts. Other securities and rights to subscribe received in respect of the shares held in the accounts of Participants will be sold by the Administrator and the proceeds distributed to the Participants.

24.  How will a Participant's Plan shares be voted at a meeting of shareholders?

         All shares of Common Stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy materials for such meeting. Shares held of record and shares held in your Plan account will be combined in a single proxy and all shares will be voted. You may then return the executed proxy to the proxy tabulating agent, in which event all of such shares will be voted as indicated. If you do not return an executed proxy, none of the shares will be voted.

25.  What are the Federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code, of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

         (a) A dividend on shares of Common Stock will be treated for federal income tax purposes as a dividend received by the shareholder notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan represents dividend income to participating shareholders. In addition, the amount of any brokerage commissions, mark-ups or other fees or expenses incurred by the Company on behalf of a participating shareholder in connection with purchases on the open market, will also constitute a dividend to such shareholder for federal income tax purposes.

         (b) Dividends paid to corporate shareholders, including amounts taxable as dividends to corporate shareholders under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

         (c) A shareholder's tax basis in additional shares of Common Stock acquired under the Plan with reinvested dividends will be equal to the fair market value of such shares as of the date of the distribution. The shareholder's holding period for shares of Common Stock acquired will commence on the day following the date of purchase.
         (d) A shareholder will not realize any taxable income upon the receipt of a certificate for full shares credited to the shareholder's account. A shareholder will, however, recognize gain or loss when the shareholder sells or exchanges shares received from the Plan or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount which the shareholder received for such fractional share interest on such shares and the tax basis therefor.

         In the case of participating shareholders whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.
See question 29 below.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Shareholders should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan .

         The Company intends to file information returns with respect to any participation in the Plan by a Participant. Such information returns will be accompanied by a letter from the Company containing information necessary to determine that portion of the dividend, and any other distributions paid to the Participant on account of his or her holdings of the Company's Common Stock, which are taxable as dividends and those portions which are in excess of the Company's current or accumulated earnings and profits and, therefore, are return of capital.

26. What is the responsibility of the Company and the Plan Administrator under the Plan?

         Neither the Company nor the Plan Administrator will be liable in administering the Plan for any act done in good faith or for any omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock,

         The Participant should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.  When will the Plan be discontinued or modified?

         The Company intends to continue the Plan indefinitely; however, it reserves the right to suspend or terminate the Plan at any time, without prior notice to the Participants. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification as soon as practicable. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.

28.  How is the Plan to be interpreted?
         Any  question  of  interpretation   arising  under  the  Plan  will  be
determined by the Company and any such determination will be final.

29. What about domestic or foreign Participants in the Plan whose dividends are subject to income tax withholding?

         In the case of a shareholder who is participating in the Plan and whose dividends are subject to United States Income Tax Withholding, the Plan Administrator will purchase Common Stock in an amount equal to the net cash dividend after the deduction of taxes withheld. See question 25 above.

30.  Where should correspondence regarding the Plan be directed?

         All correspondence concerning the Plan should be addressed as follows:

         First Union National Bank of North Carolina
         Shareholder Services Group
         Dividend Reinvestment Area
         Two First Union Center
         Charlotte, North Carolina 28288-1153
         Telephone Number - (800) 829-8432


                                 USE OF PROCEEDS

         Although it is intended that the shares of Common Stock purchased pursuant to the Plan be purchased in the open market or from sources other than the Company, shares may be purchased from the Company. The Company is unable to determine and has no basis for estimating either the number of shares of Common Stock that will be purchased from it under the Plan or the proceeds that will be received by the Company from the sale of such shares. The Company proposes to use the proceeds from the sales of Common Stock offered hereby for its general corporate purposes. See "The Company."

                           DESCRIPTION OF COMMON STOCK

         The Amended and Restated Articles of Incorporation of the Company authorize the issuance of up to 100,000,000 shares of Common Stock. As of December 31,1996, there were 20,892,574 shares of Common Stock issued and outstanding. The Common Stock is listed on the American Stock Exchange under the trading symbol "KE".

         The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which this Prospectus relates. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Restated Articles of Incorporation and the Bylaws, as Amended and Restated, of the Company (the "By laws") and the Shareholders' Rights Plan.

         Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company (the "Board of Directors"), out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts owing with respect to any outstanding preferred stock. The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitles the holder thereof to one vote. Holders of Common Stock do not have cumulative voting or preemptive rights. However, certain shareholders have preemptive rights pursuant to a contract with the Company. The outstanding Common Stock is, and, when issued, the Common Stock to be issued in connection with this Prospectus will be, fully paid and nonassessable.

         The transfer agent and registrar of the Common Stock is First Union National Bank of North Carolina, Two First Union Center, Charlotte, North Carolina 28288-1153.

         The  Company  sends  to  its  shareholders   annual  reports  including
financial statements audited by independent public accountants and quarterly unaudited interim financial reports.

                                  LEGAL OPINION

         Certain legal matters relating to the offering will be passed upon for the Company by Boling & McCart, a professional association, Suite Seven Hundred, Seventy-six South Laura Street, Jacksonville, Florida 32202. At January 30, 1997, a member of Boling & McCart owned beneficially 1,213 shares of the Company's Common Stock.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 1996 and 1995, June 30, 1996 and 1995 and September 30, 1996 and 1995, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                   COMMISSION POSITION ON INDEMNIFICATION FOR
                             SECURITIES LIABILITIES

         The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Florida (predecessor statute to the Florida Business Corporation Act) as now or hereafter in force, including the advance of expenses and reasonable counsel fees.

         Florida law provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, incurred in connection with civil, criminal, administrative or investigative proceedings.

         The Company has also entered into an Indemnification Agreement with each of its directors and executive officers whereby the Company has the affirmative obligation to indemnify such directors and officers to the fullest extent permitted by law including the cost of enforcing the Indemnity Agreement. In addition, the Company carries directors and officers liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in
Item 15 of this Registration statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

--------------------------------

         No  dealer,   salesman  or  any
other person has been authorized to give
any   information   or   to   make   any          500,000 Shares
representations    other    than   those
contained  in this  Prospectus,  and, if          KOGER EQUITY, INC.
given  or  made,  such  information  and
representations  must not be relied upon
as  having   been   authorized   by  the          Common Stock
Company.   This   Prospectus   does  not
constitute   an   offer  to  sell  or  a
solicitation  of an  offer to buy any of
the  securities  offered  hereby  in any          Offered pursuant to its
jurisdiction to any person to whom it is          DIVIDEND REINVESTMENT PLAN
unlawful   to   make   such   offer   or
solicitation.  Neither  the  delivery of
this  Prospectus  nor any sale hereunder
shall, under any  circumstances,  create
any  implication  that there has been no
change  in the  affairs  of the  Company
since the date thereof.
-----------

TABLE OF CONTENTS
                                                  PROSPECTUS

                                                    Page
Available Information
Incorporation of Certain
  Documents by Reference                          February 3, 1997
The Company
Dividend Reinvestment Plan
    Description of the Plan
    Purpose
    Advantages
    Administration
    Participation
    Costs
    Purchases
    Reports to Participants
    Dividends
    Certificates for Shares
    Withdrawal of Shares in
      Plan Accounts
    Discontinuance of Dividend
       Reinvestment
    Other Information
Use of Proceeds
Description of Common Stock
Legal Opinion
Experts

--------------------------------               ---------------------------------

PART II




                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (Estimated):

SEC registration filing fee ...........................................*$2,727
Printing and engraving costs .......................................... $5,900
Legal fees and expenses ...............................................$10,000
Accounting fees and expenses .......................................... $5,000
Miscellaneous ......................................................... $1,373

Total .................................................................$25,000

         *     Actual fee

Item 15. Indemnification of Directors and Officers.

     The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Florida (predecessor statute to the Florida Business Corporation Act) as now or hereafter in force, including the advance of expenses and reasonable counsel fees.

     Section  93 of the  Florida  Business  Corporation  Act  (Florida  Statutes
Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 607.0850 also provides that the indemnification provided pursuant to above provisions are not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-laws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

     (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
     (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;
     (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends and asset distributions are applicable; or
     (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company has also entered into an Indemnification Agreement with each of its directors and executive officers whereby the Company has the affirmative obligation to indemnify such directors and officers to the fullest extent permitted by law including the cost of enforcing the Indemnity Agreement.

         In addition, the Company carries directors and officers liability insurance.

Item 16. Exhibits

Exhibit Number                                      Description
--------------                                      -----------

          4(a)                 Amended and Restated  Articles of  Incorporation.
                               Incorporated  by  reference  to  Exhibit  3  of a
                               report on Form 8-K, dated May 10, 1994,  filed by
                               the   Registrant  on  June  17,  1994  (File  No.
                               1-9997).
          4(b)                 Koger  Equity,  Inc.  By  Laws,  as  Amended  and
                               Restated  on August  21,  1996.  Incorporated  by
                               reference  to  Exhibit  3(ii) of a report on Form
                               8-K/A,   dated  August  22,  1996  filed  by  the
                               Registrant on August 22, 1996 (File No. 1-9997).
          4(c)                 Common Stock  Certificate  of Koger Equity,  Inc.
                               Incorporated  by  reference  to  Exhibit  4(a) to
                               Registration Statement on Form S-11 (Registration
                               No. 33-22890).
          4(d)(1)(A)           Koger Equity,  Inc. Rights Agreement (the "Rights
                               Agreement")   dated  as  of  September  30,  1990
                               between the Company and  Wachovia  Bank and Trust
                               Company,   N.A.  as  Rights  Agent  ("Wachovia").
                               Incorporated  by  reference  to  Exhibit  1  to a
                               Registration Statement on Form 8-A, dated October
                               3, 1990, (File No. 1-9997).
         4(d)(1)(B)            First Amendment to the Rights Agreement, dated as
                               of March 22, 1993,  between the Company and First
                               Union National Bank of North Carolina,  as Rights
                               Agent ("First Union"), entered into for purpose
                               of   replacing    Wachovia   as   Rights   Agent.
                               Incorporated  by reference to Exhibit  4(b)(4) of
                               the Form  10-Q  filed by the  Registrant  for the
                               quarter ended March 31, 1993 (File No. 1-9997).
         4(d)(1)(C)            Second Amendment to the Rights  Agreement,  dated
                               as of December 21, 1993,  between the Company and
                               First Union. Incorporated by reference to Exhibit
                               5 to an Amendment on Form 8-A/A,  dated  December
                               21,  1993,  to a  Registration  Statement on Form
                               8-A, dated October 3, 1990 (File No. 1-9997).
         4(d)(1)(D)            Third Amendment to Rights Agreement,  dated as of
                               October 10,  1996,  between the Company and First
                               Union.  Incorporated by reference to Exhibit 6 to
                               Amendment to Form 8-A/A,  dated  November 7, 1996
                               to a  Registration  Statement on Form 8-A,  dated
                               October 3, 1990 (File No. 1-9997).
         4(d)(2)               Form of Common Stock Purchase Rights  Certificate
                               (attached as Exhibit A to the Rights  Agreement).
                               Pursuant to the Rights Agreement,  printed Common
                               Stock Purchase  Rights  Certificates  will not be
                               mailed until the Distribution Date (as defined in
                               the Rights Agreement).
         4(d)(3)               Summary of Common Stock Purchase Rights
                               (attached as Exhibit B to the Rights Agreement).
         5                     Opinion of Boling & McCart (See page II-7).*
         15                    Letter   Re:    Unaudited    Interim    Financial
                               Information.*
         23(a)                 The consent of Deloitte & Touche LLP, independent
                               public  accountant  to the  Registrant  (See page
                               II-6).*
         23(b)                 The  Consent  of Boling & McCart  (See  Exhibit 5
                               hereof).*
         25                    Powers of Attorney (See signature page hereof).*

________________
*Filed with this report.

Item 17. Undertakings.

The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a  post-  effective   amendment  to  this  Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 3rd day of February, 1997.

KOGER EQUITY, INC.

By:   /s/ Victor A. Hughes, Jr.
      -------------------------
         Victor A. Hughes, Jr.
         Chairman of the Board of
         Directors and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized Victor A. Hughes, Jr., James C. Teagle, W. Lawrence Jenkins and James L. Stephens, and each of them, as Attorneys-in-Fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments, including Post Effective Amendments, to this Registration Statement.

     Signature                    Title                              Date

/s/ Victor A. Hughes, Jr.       Chairman of the
--------------------------
(Victor A. Hughes, Jr.)         Board of Directors,
                                President and Director
                                (Chief Executive and
                                 Financial Officer)

/s/ Irvin H. Davis              Vice Chairman of
--------------------------
(Irvin H. Davis)                the Board of Directors
                                and Director

/s/ James C. Teagle             Executive Vice President
--------------------------
(James C. Teagle)               and Director
                                (Chief Operating Officer)

/s/ James L. Stephens           Vice President
--------------------------
(James L. Stephens)             (Chief Accounting Officer)     February 3, 1997

/s/ D. Pike Aloian              Director
--------------------------
(D. Pike Aloian)

/s/ Benjamin C. Bishop Jr.      Director
--------------------------
(Benjamin C. Bishop, Jr.)

/s/ David B. Hiley              Director
--------------------------
(David B. Hiley)

                                Director
--------------------------
(G. Christian Lantzsch)

/s/ William L. Mack             Director
--------------------------
(William L. Mack)

/s/ Lee S. Neibart              Director
--------------------------
(Lee S. Neibart)

/s/ W. Edward Scheetz           Director
--------------------------
(W. Edward Scheetz)

/s/ George F. Staudter          Director
--------------------------
(George F. Staudter)

/s/ S. D. Stoneburner           Director
--------------------------
(S. D. Stoneburner)

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